MOORE STEPHENS

ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada V6J 1G1

Telephone: (604) 737-8117 Facsimile: (604) 714-5916

Website: www.ellisfoster.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the reference to in the Registration Statement of Coffee Pacifica Inc. (a development stage company) on Form S-8 of our Auditors' Report, dated February 28, 2005, on the consolidated balance sheet of Coffee Pacifica Inc. as at December 31, 2004 and the related consolidated statements of operations, cash flows, and stockholders' equity for the year then ended.

Vancouver, Canada                                                                                                                     "MOORE STEPHENS ELLIS FOSTER LTD."

January 31, 2006                                                                                                                                             Chartered Accountants